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                             GARDNER, CARTON & DOUGLAS
                             Suite 3400 - Quaker Tower
                               321 North Clark Street
                            Chicago, Illinois 60610-4795
                                   (312) 644-3000
                             Telecopier: (312)644-3381

                                    May 28, 1999



Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

    Re:  Prudential Real Estate Securities Fund

Ladies and Gentlemen:

     As counsel for Prudential Real Estate Securities Fund, a Delaware business trust (the "Fund"), we hereby consent to the incorporation by reference of our opinion dated March 5, 1998, as an exhibit to Post-Effective Amendment No. 3 to the Fund's Registration Statement on Form N-1A, as it may be further amended.

                                        Very truly yours,

                                        /s/ Gardner, Carton & Douglas